Exhibit 99.1

Fifth Street Asset Management Inc. Announces Sale of Middle Market CLO Business to NewStar Financial, Inc.

GREENWICH, CT, July 7, 2017 – Fifth Street Asset Management Inc. (NASDAQ:FSAM) (“FSAM” or “Fifth Street”) today announced that it has agreed to sell Fifth Street CLO Management LLC (“FSCM”), a wholly-owned subsidiary of Fifth Street Holdings L.P., to NewStar Financial, Inc. (NASDAQ:NEWS) (“NewStar”). FSAM intends to use the proceeds from this transaction to pay down its credit facility and for general corporate purposes. The estimated purchase price is approximately $16 million, net of $13 million of assumed indebtedness, and will be subject to adjustment up or down based on certain working capital items as of closing. The transaction is expected to close in the third quarter, subject to certain investor consents and closing conditions set forth in the purchase agreement between Fifth Street Holdings L.P. and NewStar.

FSCM was formed in 2015 to manage Fifth Street’s middle market CLO business. The company currently manages two CLOs, with approximately $726 million of assets under management as of March 31, 2017, backed by middle market loans, and holds certain interests in its sponsored CLOs primarily to comply with regulatory risk retention requirements.

“Over the course of FSAM’s strategic review, it became clear to us that given the market environment and headwinds we faced over the past year and a half, it would be difficult to scale our CLO business,” said Leonard M. Tannenbaum, Chief Executive Officer of FSAM. “We believe that exiting this business line is in the best interest of our shareholders and is an important step as we continue to enhance our liquidity position and streamline operations.”

Natixis Securities Americas LLC served as financial advisor to FSAM and Dechert LLP served as its legal counsel.

About Fifth Street Asset Management Inc.

Fifth Street Asset Management Inc. (NASDAQ:FSAM) is a nationally recognized credit-focused asset manager. The firm has over $4 billion of assets under management across two publicly-traded business development companies, Fifth Street Finance Corp. (NASDAQ:FSC) and Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR), as well as multiple private investment vehicles. The Fifth Street platform provides innovative and customized financing solutions to small and mid-sized businesses across the capital structure through complementary investment vehicles and co-investment capabilities. With a nearly 20-year track record focused on disciplined credit investing across multiple economic cycles, Fifth Street is led by a seasoned management team that has issued billions of dollars in public equity, private capital and public debt securities. Fifth Street's national origination strategy, proven track record and established platform have allowed the firm to surpass $10 billion of loan commitments since inception. For more information, please visit fsam.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, because they relate to future events or our future performance or financial condition. Forward-looking statements may include the potential for a transaction, statements as to the fees charged by FSAM to FSC and FSFR, FSAM’s future operating results, dividends by FSAM and business prospects of FSAM.  Words such as “believes,” “expects,” “seeks,” “plans,” “should,” “estimates,” “project,” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those implied or expressed in these forward-looking statements for any reason.  Such factors are identified from time to time in FSAM’s filings with the Securities and Exchange Commission and include changes in the economy, the financial markets and future changes in laws or regulations, competitive conditions in the business development company space and conditions in FSAM’s operating areas.  FSAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Investor Contact:

Robyn Friedman, Executive Director, Head of Investor Relations

(203) 681-3720

ir-fsam@fifthstreetfinance.com

Media Contact:

James Golden / Aura Reinhard / Andrew Squire

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449